Exhibit 23.1
 MS Group CPA LLC
6 Center Street Edison New Jersey 08817 USA
TEL: 732-885-1555 FAX: 732-885-0999
Website：www.mscpausa.com

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-162667) pertaining to China Swine Genetics, Inc. 2009 Stock and Stock Option Plan of our report dated September 20, 2010, with respect to the consolidated financial statements of included in this Annual Report (Form 10-K/A) of Sen Yu International Holdings, Inc. for the fiscal year ended June 30, 2010.

/s/ MS Group CPA LLC
Edison, New Jersey
December 2, 2010